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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934




                           REPTRON ELECTRONICS, INC.
           (Exact name of registrant as specified in its charter)


                Florida                              38-2081116
(State of incorporation or organization   (I.R.S. Employer Identification No.)


               14401 MCCORMICK DRIVE
                  TAMPA, FLORIDA                        33626
     (Address of principal executive office)         (zip code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class               Name of each exchange on which
       to be so registered                 each class is to be registered
                 NONE                                 NONE

         Securities to be registered pursuant to Section 12(g) of the Act:

                ___%     CONVERTIBLE SUBORDINATED NOTES DUE 2004
                                (Title of class)


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                           REPTRON ELECTRONICS, INC.


               INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.          DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Registrant's ____% Convertible Subordinated Notes due 2004 is incorporated herein by reference to the section captioned "Description of Notes" of the preliminary Prospectus constituting a part of the Registrant's Registration Statement on Form S-3 (Registration No.
 333-31605), filed with the Securities and Exchange Commission
(the "Commission") on July 18, 1997. The preliminary Prospectus, as may hereafter be amended and filed as part of an amendment to the Registrant's Registration Statement on Form S-3, or pursuant to Rule 424 is incorporated herein by reference.

ITEM 2.          EXHIBITS.


         4.1 Form of Indenture between the Registrant and Reliance Trust Company, as Trustee, relating to the ___% Convertible Subordinated Notes due 2004, including form of ___% Convertible Subordinated Notes due 2004 (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3, filed July 18, 1997
                 (Registration No. 333-31605)).*

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*To be filed by Amendment
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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.




                                        REPTRON ELECTRONICS, INC.



                                        By: /s/Paul J. Plante
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                                            Paul J. Plante
                                            Chief Operating Officer

Date:  July 18, 1997